THE EQUITABLE

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

*approved 8/15/00

Attached to and made part of Group Annuity Contract No. AC 6059 ("Contract")

between

The Equitable Life Assurance Society of the United States ("Equitable")

and

The CHASE MANHATTAN BANK, N.A. (formerly United States Trust Company of New York) ("Contract Holder"), as Trustee under the Members Retirement Trust of The Equitable Life Assurance Society of the United States and the Pooled Trust for Association Members Retirement Plans of The Equitable Life Assurance Society of the United States

Rider No. 6

IT IS HEREBY AGREED that said Contract is amended, effective May 1, 2000, as set forth below and any and all contrary provisions of the Contract shall be considered to have been replaced to conform with the provisions of this Rider:

1. *The following definition is added after the definition "Business Day" which is contained in Article I.*

   Calvert Socially Responsible Fund – the Funding Account maintained for the Plan as part of the Calvert Socially Responsible Investment Division of Separate Account No. 66.

2. *The following definition is added after the definition "Master Trust":*

   MFS Emerging Growth Companies - the Funding Account maintained for the Plan as part of the MFS Emerging Growth Companies Investment Division of Separate Account No. 66.

3. *The definition of "Funding Account" is amended to read as follows:*

Funding Account – an account maintained under Article II to which contributions to the Trusts are allocated and which is adjusted to reflect interest, income, gains, losses, penalties, expenses, charges and fees. As of May 1, 2000, the following Funding Accounts are maintained: the Three-Year Weekly GRA, the Five-Year Weekly GRA, the Money Market Guarantee, the Aggressive Equity Fund, the Growth Equity Fund, the Balanced Fund, the Global Fund, the Conservative Investors Fund, the Growth Investors Fund, the Calvert Socially Responsible Fund, the MFS Emerging Growth Companies, the MFS Research Fund, the Mercury World Strategy Fund, the T. Rowe Price Equity Income Fund, and the Warburg Pincus Small Company Value Fund.

4. The following definition is added after the definition "Separate Account No. 51":

Separate Account No. 66 – a pooled Equitable Separate Account that has seven Investment Divisions, which are: the BT Equity 500 Index Fund, the Calvert Socially Responsible Division, the MFS Emerging Growth Companies Division, the MFS Research Division, the Mercury World Strategy Division, the Warburg Pincus Small Company Value Division and the T. Rowe Price Equity Income Division.

5. The definition of "Separate Account Unit Value" is amended to read as follows:

Separate Account Unit Value – the value of a Unit in a Separate Account or Investment Division. The Separate Account Unit Value with respect to a Separate Account or Investment Division is established as of the first day that the Separate Account or Investment Division is offered as a Funding Account and is thereafter determined as of the close of business on each Business Day and is equal to the Separate Account Unit Value on the last Business Day and is equal to the Separate Account Unit Value on the last Business Day of the preceding month multiplied by the net change factor for the current Business Day. The net change factor for any Business Day is equal to (i) the gross unit value for the Separate Account or Investment Division for that Business Day divided by such gross unit value for the last Business Day of the preceding month, minus (ii) the charge to the Separate Account or Investment Division for the daily accrual of fees and expenses, multiplied by the number of days since the end of the preceding month. The gross unit value for a Separate Account or Investment Division for any Business Day shall be such gross unit value for the preceding Business Day multiplied by the net investment factor, where the net investment factor is (i) the value of the Separate Account or Investment Division on such preceding Business Day, plus the investment income and capital gains, realized and unrealized, for the Business Day for which the net investment factor is being calculated, minus the capital losses, realized and unrealized, for that Business Day, divided by (ii) the value of the Separate Account or Investment Division for the preceding Business Day.

The Separate Account Unit Value for the Growth Equity Fund as of December 27, 1984 was $42.065868. The Separate Account Unit Value for the Aggressive Equity Fund and the Balanced Fund were $10.00 as of May 1, 1985, the first day those Separate Account were offered as Funding Accounts. The Separate Account Unit Values for each of the Global Fund, the Conservative Investors Fund and the Growth Investors Fund shall be $10.00 on July 1, 1993, the first day these Investment Divisions were offered as Funding Accounts. The Separate Account Unit Values for each of the MFS Research Fund, the Mercury World Strategy Fund, the T. Rowe Price Equity Income Fund and the Warburg Pincus Small Company Value Fund by $10.00 on August 1, 1997, the first day these Investment Divisions will be offered as Funding Accounts. The Separate Account Unit Values for the Calvert Socially Responsible Fund and the MFS Emerging Growth Companies Fund shall be $10.00 on May 1, 2000.

For purposes of this definition, the value of the Separate Account or Investment Division shall be the aggregate fair market value of all its assets, or, to the extent that the fair market value of certain assets cannot be easily ascertained, their fair value as determined by Equitable in accordance with accepted accounting practices and applicable law and regulations.

6. Section 2.7 is amended to read as follows:

2.7 Three Separate Accounts – the Growth Equity Fund, the Aggressive Equity Fund and the Balanced Fund and three Investment Divisions of Separate Account No. 51 – the Global Fund, the Conservative Investors Fund and the Growth Investors Fund – are available as Funding Accounts. Other Investment Divisions of Separate Account No. 51 may be available in the future.

As of May 1, 2000, seven Investment Divisions of Separate Account No. 66 – The Calvert Socially Responsible Fund, the MFS Emerging Growth Companies Fund, the MFS Research Fund, the Mercury World Strategy Fund, the T. Rowe price Equity Income Fund and the Warburg Pincus Small Company Value Fund will be available as Funding Accounts. Other Investment Divisions of Separate Account No. 66 may be made available in the future.

Amounts allocated to a Separate Account or Investment Division shall be invested in accordance with the stated objectives of that Separate Account or Investment Division. Equitable shall make no guarantee of principal or income for amounts allocated to a Separate Account or Investment Division. Whenever an amount is allocated to or withdrawn from a Separate Account or Investment Division, the Separate Account or Investment Division shall be credited or charged with the number of Units determined by dividing such amount by the Separate Account Unit Value as of the date of the contribution, transfer or withdrawal.

The number of Units in the Separate Account or Investment Division on any Business Day shall be equal to the number of such Units on the preceding Business Day, plus the number of Units credited to the Separate Account or Investment Division and minus the number of Units withdrawn from the Separate Account or Investment Division on that Business Day. The aggregate amount held in a Separate Account or Investment Division on any Business Day shall be equal to the number of Units in that Separate Account or Investment Division on that Business Day multiplied by the Separate Account Unit Value on that Business Day.

7. Section 2.7B is amended to read as follows:

2.7B Contributions and transfers to the Calvert Socially Responsible Fund, the MFS Emerging Growth Companies Fund, the Mercury Lynch Wold Strategy Fund, the T. Rowe Price Equity Income Fund and the Warburg Pincus Small Company Value Fund and shall be invested in Units of the Corresponding Investment Division of Separate Account No. 66, which will in turn invest in shares of the corresponding portfolio of the EQ Advisors Trust. The EQ Advisors Trust is registered under the Investment Company Act of 1940 as a series type, open-end diversified management investment company which invests the variable product assets of insurance company separate accounts. Each portfolio of the EQ Advisors Trust is a separate investment portfolio with its own investment objectives, policies and restrictions. As of May 1, 2000, there are twelve investment portfolios in the EQ Advisors Trust: the T. Rowe Price International Stock Portfolio, the T. Rowe Price Equity Income Portfolio, the EQ/Putnam International Equity Portfolio, the EQ/Putnam Growth & Income Value Portfolio, the EQ/Putnam Investors Growth Portfolio, the EQ/Putnam Balanced Portfolio, the MFS Research Portfolio, the MFS Emerging Growth Companies Portfolio, the Morgan Stanley Emerging Markets Equity Portfolio, the Warburg Pincus Small Company Value Portfolio, the Mercury World Strategy Portfolio and the Mercury Basic Value Equity Portfolio.

NEW YORK, NEW YORK

FOR THE CONTRACTHOLDER:

By *Willi J Leahy*

Title *Vice President*

Dated *8/14/2000*

At *4 N.Y. PLAZA*
Head Office

FOR THE EQUITABLE:

By *Edward C. Miller*
Chairman of the Board

By *Edward C. Miller*
President and Chief Executive Officer

By *Pauline Sherman*
Vice President and Secretary

Date of Issue *8/14/2000*

125632

Attachment to Summary Sheet
The Equitable Life Assurance Society of the U.S.

Form No. APC-10,030-00

1) Type of Contract:

Guaranteed Interest Contract—the Guaranteed Rate Accounts have fixed 3-year and 5-year maturities, however they are not subject to Reg. 139 because the contract is issued and delivered in Illinois.

2) Withdrawals/Transfers:

Contractholder Withdrawals/Transfers—the Contractholder can terminate the contract's participation in any of the Funding Accounts offered, and can transfer assets to any other Funding Account offered. Participant consent is not required, and no MVA or penalty apply. (Section 4.1A)

Restictions/Limitations—Withdrawals made from a 3-Year or 5-Year Weekly Guaranteed Rate Account prior to its maturity may incur an Interest Rate Adjustment (as specified in Section 2.6) unless the withdrawal is made under a distribution option of at least 3 year's duration or upon death, disability, or attainment of age 70 1/2. No withdrawals are permitted from the 5-Year Weekly GRA during the first two years. (Section 2.6)

3) Contract Discontinuance/Termination

Election by:

Any party may terminate said Contract on the last day of any month, provided written notice of such termination is received by the party at least 24 months before the date of termination. (Section 7.1)

Effect:

- All separate accounts other than Separate Account No. 43 (the Money Market Guarantee Account) will be paid out at market value on the date designated for termination.
- With regard to Separate Account No. 43, that account may be terminated at any time upon 12 months written notice to the Equitable. Pay out will be in 12 monthly installments beginning on the last business day of the twelfth calendar month following Equitable's receipt of such written notice. (Section 7.4)
- With regard to the Guaranteed Rate Accounts, no withdrawals and/or transfers are permitted upon contract termination prior to maturity, except as described in Section 2.6.

New York State Insurance Department - Life and Health Bureau

Summary Sheet
Group Annuity, Group Funding Agreement and Synthetic GIC Policy Forms

Name of Insurance Company: The Equitable Life Assurance Society of the U.S.

Policy Form No: APC-10,030-00

If this form replaces or resembles previously submitted or approved forms(s), please state that form number(s), Department Control Number (s), date(s) of approval and the reasons for replacement, or if this form is a new product, describe its significant features in the space for additional comments.

Check all that apply:

Generally

Annuity ☒ Funding Agreement ☐

Synthetic GIC ☐

Other ☐ (Specify: ________________)

Type of Form:

Contract ☐ Rider ☒

Endorsement ☐ Certificate ☐

Other ☐ (Specify: ________________)

Usage:

In-State ☒ Out-of-State ☐ Both ☐

NY Compliance Standards:

§1714 ☐ §3219 ☐

§3222 ☐ §3223 ☒

§4238(b) (paragraph (6)(5)) ☒

Allocated/§3223(d) ☐

Regulation 139 ☐

§4223/Regulation 127 ☐

§4240 ☒

Regulation 47 ☐

Regulation 128 ☐

Type of Plan and Market:

Retirement Plan Type:

Defined Benefit ☐

Defined Contribution ☒

(Specify type: profit sharing, pension, 401K)

Other ☐

Tax Status/Market:

Qualified 401(a) ☑ Non-Qualified ☐

Keogh/HR.10 ☐ No Common Law Employees ☐

401(k) ☒ 408(k) (SEP) ☐

408(b) ☐ 403(b) ☐ 404(c) ☒

Section 457 ☐ Public ☐

Other ☐ (Specify: ________________)

Form Characteristics:

Type of Contract:

Deposit Administration ☒ IPG ☐

Guaranteed Interest Contract ☒

Fixed Maturity - Reg. 139 §40.2(j)(1) ☐

No Fixed Maturity - Reg. 139 §40.2(j)(2) ☐

Separate Account ☒

Pooled ☒

Non-pooled ☐

Book Value Separate Account ☐

§4240(a)(5)(i) ☐

§4240(a)(5)(ii) ☐

Market Value Separate Account ☒

Regulation 128 ☐

Regulation 47 ☒

Synthetic GIC ☐

Experience Rated ☐

Fixed Maturity ☐

Constant Duration ☐

Non-participating, Fixed Maturity ☐

Other ☐ (Specify: ______________________)

Contributions - Type/Source:

Single Sum ☐ Ongoing Indefinite Duration ☒

Deposit Window ☐ (Specify duration: ________)

Nonpayment penalty ☐

Employer ☐ Employee ☐ Both ☒

Salary Reduction ☒ Other Employee ☐

Rollover or Transfer ☒

Other ☐ (Specify: ______________)

Withdrawals/Transfers:

Benefit Responsive: Yes ☒ No ☐

Participant-Directed transfers ☒

Participant-Initiated withdrawals ☒

Contractholder Withdrawals/transfers ☐

Participant Consent ☐

Reduction in Participant Account ☐

MVA Withdrawal Not Assessed at Participant Level ☐

Restrictions/Limitations ☐

Allocated Share ☐ (Specify: ________)

Competing Fund ☐ Free Corridor ☐

MVA ☐ Withdrawal Charge ☐

Non-Allowed ☐

Interest Guarantees:

Definite Rates ☐ Indeterminate Rates ☐

Indexed Rates ☐ Excess Interest/Participating ☒

Other ☒ (Specify: 1 month, 3 Year & 5 Year)

Portfolio Method ☒ Investment Year Method ☐

Accounting Features:

Allocated ☐

Vested, Nonforfeitable Accounts ☐

Forfeiture Account ☐

Unallocated ☒

Annuity Purchase Rate Guarantees:

Guaranteed Annuity Purchase Rates ☒

Betterment of Rates Provision ☒

Unisex Rates ☒ Sex Distinct Rates ☐

Both ☐ (Explain: ______________)

Contract Discontinuance/Termination:

Election by:

Contractholder ☒ (Restrictions: ______________)

Company ☒ (Restrictions: ______________)

Effect

Single Sum - Book ☐ Single Sum - Market ☒

Installment - Reg. 139 §40.5(d) ☐

Installment - Reg. 139 §40.5(e) ☐

Other ☐ (Specify: ______________)

Maturity Date only ☒ (For Guaranteed Rate Accounts)

MVA Formula: None

Asset based ☐ Liability Based ☐

Amendable ☐

Benefit Options:

Fixed Annuities ☒ Variable Annuities ☒

Cash or Lump Sum ☒

Minimum Distribution Options ☒

Additional Comments: ______________